UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017
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Commission File Number 001-07436

HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HSBC USA INC.

Item 7.01. Regulation FD Disclosure.

On January 9, 2017, the office of the Comptroller of the Currency (“OCC”) announced that it had terminated its residential mortgage servicing related consent order against HSBC Bank USA, N.A. (the “Bank”), a subsidiary of HSBC USA Inc. The OCC terminated the consent order having found that the Bank had satisfied all of the requirements of the OCC’s originally issued April 2011 consent order, and the February 2013 and June 2015 amendments thereto. With termination of the consent order, the business restrictions imposed by the OCC on the Bank pursuant to the June 2015 amendment to the consent order are also terminated.

The Bank will pay a $32.5 million civil money penalty to the U.S. Treasury for deficiencies in timely compliance with the consent order, including identified deficiencies on approximately 1,700 mortgage loan accounts relative to payment change notifications required under applicable bankruptcy rules. An additional charge to income in the amount of $27.5 million was taken by the Bank in the fourth quarter ended December 31, 2016 related to this matter.

The information in Item 7.01 of this Current Report on this Form 8-K is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    January 9, 2017

HSBC USA INC.

By:	/s/ MARK A. ZAESKE
Mark A. Zaeske
Senior Executive Vice President and
Chief Financial Officer

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